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                                  EXHIBIT 23.3

                       Consent of Coopers & Lybrand L.L.P.

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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement on Form S-3 (File No. _______) of our report dated January 20,1998, except for the matters discussed in Notes 14 and 16 as to which the date is February 13, 1998, on our audits of the financial statements of Network Associates, Inc. We also consent to the references to our firm under the caption "Experts."

                                        /s/ COOPERS & LYBRAND L.L.P.
                                        ----------------------------------------
                                        COOPERS & LYBRAND L.L.P.

San Jose, California
May 1, 1998